Exhibit 10.3

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of the 10th day of December, 2014 (the “Effective Date”) by and among David Phipps (“Phipps”), World Surveillance Group Inc., a Delaware corporation (the “Company”) and Global Telesat Corp., a Virginia corporation and wholly owned subsidiary of the Company (“GTC,” and together with Phipps and the Company, the “Parties”).

WHEREAS, Phipps is employed as the President and Chief Executive Officer of GTC, and he also serves as a member of the Board of Directors of GTC;

WHEREAS, the Company, GTC, Great West Resources, Inc. and Orbital Satcom Corp. have entered into an Asset Purchase Agreement dated the date hereof (the “Asset Purchase Agreement); and

WHEREAS, GTC, the Company and Phipps desire to enter into this Agreement providing for Phipps’s amicable resignation from GTC’s employment, and to provide for Phipps’ continued services as a consultant to the Company following termination in order to assure a smooth transition.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Termination Date.  Phipps acknowledges that his last day of employment with GTC will be the Effective Date, or such other later date mutually agreed upon between the Company and Phipps (the “Termination Date”). Phipps further understands and agrees that, as of the Termination Date, he will be no longer authorized to conduct any business on behalf of GTC or the Company as an executive or to hold himself out as an officer, director or employee of GTC or the Company (other than as agreed to by the Parties during the Transitional Period), except as otherwise provided herein.  Any and all positions and/or titles held by Phipps with GTC or the Company will be deemed to have been resigned as of the Termination Date.

2. Transition Services.   (i) During the thirty (30) day period following the Termination Date or such longer period as the Parties may agree upon in writing (such longer period not to exceed an additional thirty (30) days) (the “Initial Transitional Period”), Phipps agrees that he shall help run the business of GTC by providing general business and consulting services to GTC and the Company and  assisting in all transitional needs and activities of GTC and the Company (the “Transitional Services”) on a full-time basis, and then shall provide Transitional Services on a part-time basis for an additional thirty (30) day period thereafter (the “Follow-on Transitional Period,” and together with the Initial Transitional Period, the “Transitional Period”), upon the reasonable request of GTC or the Company.  Phipps shall not be required to travel outside the U.K. to provide any Transitional Services, unless agreed to by Phipps.

(ii)  During the Transitional Period, Phipps agrees that he shall cause Global Telesat Communications, Ltd. (“GTCL”) to assist GTC and the Company in all transitional needs and activities of GTC and the Company upon the reasonable request of GTC or the Company, including but not limited to, assisting to transfer or procure all operational licenses necessary for the continued business of GTC and the servicing and fulfillment of orders as necessary; provided, however, that Phipps does not guarantee any licenses can or will be obtained.

(iii)           During the Transitional Period, Phipps will cause GTCL to use its best efforts to maintain a similar level of stock purchases from GTC as its current levels.

(iv)           Phipps shall be paid $25,000 for the Transitional Services by GTC or the Company within ten (10) days of the Termination Date, provided, however, that if such payment is not made by GTC or the Company within this period set forth herein, this Section 2 shall become null and void.

3.           Release of Non-Compete and Confidentiality.  In consideration of the release set forth in Section 4 below and for good and other consideration, (i) GTC and the Company shall as of the Termination Date release Phipps from (x) the non-competition, intellectual property and non-solicitation covenants and provisions set forth in his Employment Agreement dated May 25, 2011 (the “Employment Agreement”) and in the Stock Purchase Agreement among GTC, Growth Enterprise Fund, S.A., the Company and Phipps dated May 25, 2011 (the “Stock Purchase Agreement”), as such covenants and provisions relate solely to Phipps’ potential employment or engagement by either Great West Resources, Inc. or Orbital Satcom Corp. or their respective successors or affiliates following the Termination Date, provided, however, that for all other purposes, such non-competition, intellectual property and non-solicitation covenants and provisions remain in full force and effect and binding on Phipps for the periods set forth therein, and (y) any confidentiality obligations of Phipps to GTC or the Company as such provisions or obligations relate solely and exclusively to the Purchased Assets (as defined in the Asset Purchase Agreement) and (ii) upon the acquisition of all of the issued and outstanding equity or substantially all of the assets of Global Telesat Communications Ltd.,  GTC and the Company shall, without limitation or restriction (including the restrictions set forth in clause (i) hereto), release Phipps from all of the non-competition, intellectual property and non-solicitation covenants and provisions set forth in the Employment Agreement and the Stock Purchase Agreement.

4.           Phipps’ Release.  In consideration for the release set forth in Section 5 below and for other good and valuable consideration, Phipps hereby irrevocably and unconditionally releases and forever discharges the Company and GTC, as well as their respective affiliates and all of their respective directors, officers, employees, members, agents, and attorneys, of and from any and all manner of actions and causes of action, suits, debts, claims, liabilities, fees and demands of any kind whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had or now has through the Termination Date on account of his employment with the Company, the termination of his employment with the Company, the acquisition of GTC by the Company, any investments made in the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind;  unpaid acquisition payables of any kind; breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys' fees, incurred in any of these matters (the “Release”). GTC and the Company acknowledge, however, that Phipps does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled. Nothing contained herein shall release the Company or GTC from their respective obligations set forth in this Agreement.  Notwithstanding the foregoing, Phipps is not hereby releasing his rights to fifty percent (50%) of any compensation owed to him by GTC as of the date hereof pursuant to his employment by GTC.

5. Company and GTC Release.  In consideration for the release set forth in Section 4 above and for other good and valuable consideration, each of the Company and GTC irrevocably and unconditionally releases and forever discharges Phipps of and from all claims, demands, causes of actions, fees, suits, debts and liabilities of any kind whatsoever, including but not limited to violation of noncompetition and nonsolicitation agreements, which any had or now has through the Termination Date against Phipps, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter, which arose or occurred prior to the date when this Agreement is executed.  The Company and GTC each represent that, as of the date of this Agreement, there are no known claims relating to Phipps.  The Company and GTC each agree to indemnify Phipps against any future claims to the extent permitted under his indemnification agreement and the Company’s and GTC’s respective bylaws.  Notwithstanding the foregoing, this release does not include any fraud, gross negligence, willful misconduct or material misrepresentation on the part of Phipps, or Phipps’ obligations pursuant to this Agreement, or the Company’s or GTC’s right to enforce the terms of this Agreement.

6. Applicable Law, Venue and Jury Trial Waiver.  This Agreement, the construction, interpretation, and enforcement hereof, and the rights of the Parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7. Entire Agreement. This Agreement may not be changed, waived or altered, except by a writing signed by all Parties. Until such time as this Agreement has been executed and subscribed by all Parties hereto: (i) its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any Party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such.  This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the Parties.

8. Assignment.  Phipps has not assigned or transferred any claim he is releasing, nor has he purported to do so.  Neither GTC nor the Company has assigned or transferred any claim it is releasing, nor has it purported to do so.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Phipps’s heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of Phipps and his heirs, administrators, representatives, executors, successors, and assigns.

9. Acknowledgement. Phipps acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; and (e) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

10. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with acknowledged receipt, or (iv) by facsimile transmission followed by delivery by first class mail or by overnight courier, in the manner provided for in this Section, and properly addressed as follows:

If to the Company or GTC
by mail delivery         :
             World Surveillance Group Inc. or Global Telesat Corp.
             Mail Code: SWC
             Kennedy Space Center, FL 32899
             Attn: President

If to the Company or GTC
by personal or courier delivery:
World Surveillance Group Inc. or Global Telesat Corp.
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815
Attn: President
Fax: 321-452-8965

If to Phipps:
Mr. David Phipps
2A Mornish Road
Branksome Park
Poole  BH13 7B2, U.K.
Fax:

11. Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

12. Counsel Representation.   The Parties hereto further agree that this Agreement has been carefully read and fully understood by them.  Each Party hereby represents, warrants, and agrees that he was represented by counsel in connection with the Agreement, has had the opportunity to consult with counsel about the Agreement, has carefully read and considered the terms of this Agreement, and fully understands the same.

13. American Express Payments.  (i)  GTC agrees to pay to Phipps or his designee an aggregate amount equal to the sum of all documented GTC related expenses paid by Phipps with his personal American Express Card, as set forth on Exhibit A attached hereto. Such aggregate amount shall be paid by the Company or GTC within ten (10) days of the Termination Date, but may be paid in either cash or inventory in an equivalent aggregate amount from amounts that are being held by Global Telesat Communications Ltd. (“GTCL”) in the U.K. on behalf of GTC, at the Company’s sole discretion. Phipps agrees to transition GTC related payments off his personal American Express card immediately following the Termination Date but the Company and GTC agree that any GTC related expenses following the Termination Date that are charged to such card will be reimbursed to Phipps upon presentation and documentation.

IN WITNESS HEREOF, the Parties hereby enter into this Agreement and affix their signatures as of the date first above written.

WORLD SURVEILLANCE GROUP INC.

By: /s/ Glenn D. Estrella
Name:  Glenn D. Estrella
Title:  President

GLOBAL TELESAT CORP.

By: /s/ Glenn D. Estrella
Name: Glenn D. Estrella
Title:  Director

/s/ David Phipps
David Phipps